UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	April 26, 2005

Banta Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-14637	39-0148550
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

225 Main Street, Menasha, Wisconsin 54952
(Address of principal executive offices, including zip code)

(920) 751-7777
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

        At the annual meeting of shareholders of Banta Corporation (the “Corporation”) held on April 26, 2005, the Corporation’s shareholders approved the Banta Corporation 2005 Equity Incentive Plan (the “2005 Equity Plan”).

        The purpose of the 2005 Equity Plan is to promote the best interests of the Corporation and its shareholders by providing key employees of the Corporation and its affiliates, and members of the Corporation’s Board of Directors who are not employees of the Corporation or its affiliates, with an opportunity to acquire a proprietary interest in the Corporation. The 2005 Equity Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Corporation by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Corporation and securing the Corporation’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Corporation or its affiliates, the Corporation seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

        The 2005 Equity Plan is administered by the Compensation Committee (the “Committee”) of the Corporation’s Board of Directors. Any key employee of the Corporation or any affiliate, including any executive officer or employee-director of the Corporation, is eligible to be granted awards by the Committee under the 2005 Equity Plan. In addition to key employees, each non-employee director of the Corporation is automatically entitled to receive option grants under the 2005 Equity Plan.

        The 2005 Equity Plan provides that up to a total of 3,500,000 shares of the Corporation’s common stock (subject to adjustment) are available for the granting of awards thereunder. The 2005 Equity Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code or non-qualified stock options; (b) stock appreciation rights; and (c) restricted stock.

        The 2005 Equity Plan is described in detail in the Corporation’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the annual meeting of shareholders held on April 26, 2005.

        The foregoing description of the 2005 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2005 Equity Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

        On April 26, 2005, the Corporation’s Board of Directors approved amendments to the Banta Corporation 1991 Stock Option Plan, as amended (the “1991 Option Plan”), to provide for the designation by optionees (including non-employee directors) who have been granted options under the 1991 Option Plan of a beneficiary or beneficiaries to exercise their rights with respect to such options upon the death of the optionees. As a result of the amendments to the 1991 Stock Option Plan, the Committee, as the administrator of the 1991 Option Plan, authorized and directed the appropriate officers of the Corporation to take such actions as are necessary or appropriate to allow all optionees holding options granted under the 1991 Option Plan to designate a beneficiary or beneficiaries to exercise their rights with respect to such options upon the death of the optionees in accordance with the amendments to the 1991 Option Plan approved by the Board of Directors.

        The foregoing description of the amendments to the 1991 Option Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 1991 Option Plan, as amended, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Banta Corporation 2005 Equity Incentive Plan.

(10.2)	Banta Corporation 1991 Stock Option Plan, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANTA CORPORATION
Date: April 29, 2005	By:	/s/ Ronald D. Kneezel
Ronald D. Kneezel Vice President, General Counsel and Secretary

BANTA CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Banta Corporation 2005 Equity Incentive Plan.

(10.2)	Banta Corporation 1991 Stock Option Plan, as amended.